Exhibit 10.2

ASSIGNMENT

This Assignment is made as of the 17th day of June, 2011 by INLAND REAL ESTATE ACQUISITIONS, INC., a Delaware corporation ("Assignor") to and for the benefit of INLAND DIVERSIFIED DRAPER PEAKS, L.L.C., a Delaware limited liability company ("Assignee").

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that certain Agreement of Purchase and Sale dated April 27, 2010, as amended (the "Agreement") by and between Draper Peaks, L.L.C. ("Seller") and Assignor for the sale and purchase of the property commonly known as Draper Peaks Shopping Center Draper Peaks, Draper, Utah and as legally described by the Agreement.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC.,

a Delaware corporation

By:

 /s/ Lou Quilici

Name: Lou Quilici

Its:

Senior Vice President

ASSIGNEE:

INLAND DIVERSIFIED DRAPER PEAKS, L.L.C.,

a Delaware limited liability company

By: Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By:

 /s/ Mary J. Pechous

Name: Mary J. Pechous

Its:

Assistant Secretary